Exhibit 99.1

CONTACTS:
Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Timothy.Perrott@officedepot.com	Danny.Jovic@officedepot.com

Office Depot, Inc. Announces Board Approval of

Holding Company Reorganization

BOCA RATON, Fla. -- March 31, 2020 -- Office Depot, Inc. (“Office Depot” or the “Company”) (NASDAQ: ODP), a leading integrated business-to-business distribution platform of business services and supplies, today announced that following the completion of its previously announced feasibility review, its Board of Directors approved proceeding with the implementation of a holding company reorganization.  When implemented, Office Depot will become a wholly owned subsidiary of a new holding company, The ODP Corporation, which will replace Office Depot as the public company trading on Nasdaq under Office Depot’s current ticker symbol “ODP”.  Existing shares of Office Depot will be automatically converted into shares of common stock of The ODP Corporation.

The holding company reorganization is intended to simplify the Company’s legal entity and tax structure, more closely align the Company’s operating assets to their respective operating channels within the legal entity structure, and increase its operational flexibility.

As disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 26, 2020, if approved by the Company’s shareholders, the Board may decide to implement a reverse stock split substantially concurrently with the consummation of the holding company reorganization.  As further described in the Company’s definitive proxy statement, the reverse stock split is not contingent upon the consummation of the holding company reorganization, and the consummation of the holding company reorganization is not a condition to the reverse stock split.  Neither the holding company reorganization nor the reverse stock split is expected to result in a change in the directors, executive officers, management or business of Office Depot.

Subject to obtaining required approvals or any other intervening developments, the consummation of the holding company reorganization is expected to be completed on or about the end of the second quarter of 2020.

About Office Depot, Inc.

Office Depot, Inc. (NASDAQ:ODP) is a leading provider of business services, products and technology solutions to small, medium and enterprise businesses, through a fully integrated B2B distribution platform of approximately 1,300 stores, online presence, and dedicated sales professionals and technicians. Through its banner brands Office Depot®, OfficeMax®, CompuCom® and Grand&Toy®, as well as others, the Company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.officedepot.com and follow @officedepot on Facebook, Twitter and Instagram.

Office Depot is a trademark of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2020 Office Depot, Inc. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding shareholder approval of the reverse stock split and consummation of the holding company reorganization and reverse stock split. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, risks and uncertainties that could affect the forward-looking statements set forth in this press release include: the expected timing of the implementation and consummation of the reorganization or the reverse stock split; the costs of the reorganization and the reverse stock split; and factors generally affecting the business, operations, and financial condition of the Company, including the information contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC.